UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2004

IVAX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Florida	1-09623	16-1003559

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard, Miami, Florida		33137

(Address of Principal Executive Offices)		(Zip code)

Registrant’s telephone number, including area code (305) 575-6000

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS AND REQUIRED FD DISCLOSURE.

Since 1997, we have had in place a shareholders rights plan (the “Plan”) under which we issued rights to purchase Common Stock (the “Rights”). The description and terms of the Rights are set forth in a Rights Agreement (the “Rights Agreement”) between us and Chase Mellon Shareholder Services, LLC, as Rights Agent, dated December 29, 1997. On May 12, 2000, we amended the Rights Agreement to, among other things, remove all references to the requirement that the “Continuing Directors,” as defined in the Rights Agreement, approve certain actions by the Board, including the redemption of the Rights and the approval of the acquisition of shares by an acquiror. Such amendments eliminated the so-called “dead hand” feature of the Plan.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS.

Exhibit
Number	Description
4.8	Amendment No. 1 dated May 12, 2000 to the Rights Agreement, dated December 29, 1997, between IVAX Corporation and Chase Mellon Shareholder Services, L.L.C., with respect to the IVAX Corporation Shareholders Rights Plan.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 25, 2004	IVAX CORPORATION
	By:	/s/ Steven D. Rubin
Steven D. Rubin
Senior Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit
Number	Description
4.8	Amendment No. 1, dated May 12, 2000, to the Rights Agreement, dated December 29, 1997, between IVAX Corporation and Chase Mellon Shareholder Services, L.L.C., with respect to the IVAX Corporation Shareholders Rights Plan.